Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of Fidelity Garrison Street Trust, of our report dated November 2, 2000 appearing in the Annual Report to Shareholders of Fidelity Money Market Central Fund for the period ended September 30, 2000.

We also consent to the reference to us under the heading "Auditor" in the Part B, which is a part of such Registration Statement.

____________________________	/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Boston, Massachusetts
December 28, 2000